CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-237966) of United States Steel Corporation of our report dated March 31, 2023, relating to the financial statements of the U. S. Steel Tubular Services Savings Plan which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 31, 2023
PricewaterhouseCoopers LLP, 301 Grant Street, Suite 4500, Pittsburgh, PA 15219
T: (412) 355-6000, www.pwc.com/us